Exhibit 99.1

Sapient Reports Preliminary Fourth Quarter and Year End Financial Results

     Fourth quarter service revenues increased 37% year over year
         Sequential non-GAAP operating margins improved to 9%


    CAMBRIDGE, Mass.--(BUSINESS WIRE)--March 13, 2007--Sapient (NASDAQ: SAPE) today announced its preliminary financial results for the fourth quarter and year ended December 31, 2006. These results are preliminary because they do not include adjustments associated with the company's ongoing efforts to restate certain historical financial statements following the internal review of its historical stock-based compensation practices. The company's fourth quarter and year end financial results will continue to be preliminary and subject to change, including changes in estimates, until Sapient files its Annual Report on Form 10-K for the fourth quarter and year ended 2006.

    Preliminary Financial Results

    For the fourth quarter of 2006, Sapient reported service revenues of $114 million, an increase of 37% year over year. For the year ended December 31, 2006, Sapient reported service revenues of $406 million, up 29% year over year.

    On a non-GAAP basis (excluding stock-based compensation expense, restructuring and other related expense, amortization of acquisition intangibles and $3.7 million of expense for outside services relating to the stock-based compensation review and restatement), Sapient reported income from operations of $11 million, or 9% of service revenues, for the fourth quarter. This compares to non-GAAP income from operations of $9 million, or 11% of service revenues, for the fourth quarter of 2005. On a GAAP basis, Sapient reported fourth quarter income from operations of $2.0 million, compared to income from operations of $5.9 million in the fourth quarter of 2005.

    Non-GAAP diluted income per share for the fourth quarter was $0.06, compared to $0.10 for the fourth quarter of 2005. On a GAAP basis, diluted loss per share for the quarter was $0.01, compared to a diluted income per share of $0.08 for the fourth quarter of 2005.

    "Our strong revenue growth and sequentially improved operating margins in the fourth quarter demonstrate continued demand for our unique value proposition," said Alan J. Herrick, Sapient's chief executive officer and president. "Clients are responding well to our specialized services, particularly experience marketing and trading and risk management, which directly address changing needs in especially dynamic markets."

    The company's cash flow from operations was $24 million in the fourth quarter of 2006, compared to cash flow from operations of $30 million in the fourth quarter of 2005. Cash, cash equivalents and marketable securities totaled $127 million at December 31, 2006. Days sales outstanding (in accounts receivable and unbilled revenue, net of deferred revenue) was 69 days.

    Further details on Sapient's preliminary reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial schedules that are part of this release.

    Financial Outlook

    Sapient management provided the following financial guidance for the first quarter ending March 31, 2007:

    --  Service revenues are expected to be in excess of $116 million.

    --  Non-GAAP operating margins are expected to be in excess of 6%.

    -- Expenses for outside services related to the stock-based compensation review and restatement are expected to be approximately $2.8 million for the first quarter.

    Sapient management provided the following financial guidance for the year ending December 31, 2007:

    --  Service revenues are expected to be in excess of $500 million.

    --  Non-GAAP operating margins are expected to be in excess of 9%.

    -- Positive cash flow from operations for the year to be between $30 and $50 million.

    Update on Second and Third Quarter 2006 Preliminary Results

    As the company indicated on January 10, 2007, when it reported preliminary results for the third quarter ended September 30, 2006, and updated preliminary results for the second quarter ended June 30, 2006, the company's results for the second and third quarters, as well as the fourth quarter remain subject to change. Subsequent to its January 10, 2007 report, the company recorded adjustments to its second and third quarter financial statements. Second quarter income from continuing operations decreased by $1.2 million primarily as a result of a $1.8 million increase in the provision for income taxes as a result of updating its 2006 effective income tax rate estimates partially offset by $0.6 million increase in income from operations. Second quarter diluted earnings per share from continuing operations decreased from $0.01 to $0.00 and net income decreased from $0.05 to $0.04 per diluted share. For the third quarter, adjustments of approximately $0.4 million to loss from operations were offset by an adjustment to income taxes yielding net income basically unchanged, and earnings per share were unchanged at $0.00 per basic and diluted share.

    Updated preliminary results for the second and third quarters of 2006 are included in the financial schedules that are part of this release.

    Update on Stock-Based Compensation Review and Restatement

    As previously announced, based on the results of its stock-based compensation review, the company will need to restate certain of its historical financial statements to record non-cash charges for compensation expense relating to past stock option grants. Accordingly, all financial statements, earnings, prior press releases and similar communications issued by the company relating to periods beginning January 1, 1997 should not be relied upon.

    The company is evaluating the impact of this matter on its internal controls and is working diligently to determine the amount of these charges and resulting accounting and tax impacts and to complete its assessment of materiality for each prior period to determine what periods require restatement. The company plans to complete this process as soon as possible, but at this time the company cannot yet specify the date on which the restatement will be completed. The restatement is not expected to affect either the company's reported revenues or cash position, although the company expects to incur some future cash expenses associated with the restatement, including potential tax-related and other payments.

    Webcast and Conference Call

    Sapient will host a discussion of its fourth quarter and year end results in a conference call today at 5:00 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/about+us/investors.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. To listen to the call live, please dial 866-800-8651 (inside the U.S.) or 617-614-2704 (outside the U.S.) and enter passcode 80657176 when prompted. A re-broadcast of the call will be available from today at 7:00 p.m.
(ET) through March 20 at 11:59 p.m. (ET) by dialing 888-286-8010 (within the U.S.) or 617-801-6888 (outside the U.S.) and entering passcode 43257108 when prompted.

    Adjusted (Non-GAAP) Financial Measures

    Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes the measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, in managing the company's business and evaluating its performance. The company anticipates that it will continue reporting both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results excluding stock-based compensation expense, restructuring and other related expense, amortization of acquisition intangibles and expense relating to outside services in connection with the stock-based compensation review and restatement efforts.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve a number of risks and uncertainties, in particular the financial guidance for future periods. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the company's expected restatement of historical financial statements, the assessment of materiality for each prior period, the anticipated amount of non-cash charges for compensation expense relating to past stock option grants and the resulting tax and accounting impact on the prior periods that require restatement, the continued acceptance of the company's services, the company's ability to accurately set fees for and timely complete its current and future client projects, its ability to successfully manage risks associated with its international operations, its ability to manage its growth and projects effectively, and its ability to continue to attract and retain high quality employees, as well as other factors set forth in the company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

    About Sapient

    Sapient helps clients innovate their businesses in the areas of marketing, business operations, and technology. Leveraging a unique approach, breakthrough thinking, and disciplined execution, Sapient leads its industry in delivering the right business results on time and on budget. Sapient works with clients that are driven to make a difference, including BP, Essent Energie, Harrah's Entertainment, Hilton International, Janus, National Institutes of Health (NIH), Sony Electronics, the U.S. Marine Corps, and Verizon.

    Founded in 1990, Sapient is headquartered in Cambridge, Massachusetts, and operates across North America, Europe, and India. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.


                         Sapient Corporation
    Consolidated Unaudited Condensed Balance Sheets (Preliminary)



                                                   December  December
                                                    31, 2006  31, 2005
                                                   --------- ---------
                                                     (In thousands)

                      ASSETS
Current assets:
Cash and cash equivalents                           $75,085   $69,948
Marketable securities                                51,859    86,288
Restricted cash, current portion                        552       319
Accounts receivable, less allowance for doubtful
 accounts of $2,721 and $889 at
   December 31, 2006 and December 31, 2005,
    respectively                                     83,243    60,062
Unbilled revenues                                    34,693    16,849
Prepaid expenses and other current assets            12,739    10,483
                                                   --------- ---------
Total current assets                                258,171   243,949

Restricted cash, net of current portion               1,338     1,217
Property and equipment, net                          27,281    20,561
Purchased intangible assets, net                      7,550     2,940
Goodwill                                             38,929    11,770
Other assets                                          8,754     5,746
                                                   --------- ---------

Total assets                                       $342,023  $286,183
                                                   ========= =========

    LIABILITIES, REDEEMABLE COMMON STOCK AND
               STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                     $9,818    $5,396
Accrued compensation                                 31,647    24,403
Accrued restructuring costs, current portion          3,735     6,565
Deferred revenues                                    18,109     5,537
Other accrued liabilities                            44,733    21,264
                                                   --------- ---------
Total current liabilities                           108,042    63,165
Accrued restructuring costs, net of current
 portion                                             11,559    15,010
Deferred revenues                                       865     1,154
Other long-term liabilities                           5,707     3,548
                                                   --------- ---------
Total liabilities                                   126,173    82,877

Redeemable common stock                                 480       671

Stockholders' equity                                215,370   202,635
                                                   --------- ---------

Total liabilities, redeemable common stock and
 stockholders' equity                              $342,023  $286,183
                                                   ========= =========


Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations
 (Preliminary)


                              Three Months Ended Twelve Months Ended
                                  December 31,       December 31,
                              ----------------------------------------
                                  2006     2005      2006      2005
                              --------- -------- --------- ---------
                              (In thousands, except per share amounts)

Revenues:
Service revenues              $113,667  $82,853  $405,815  $313,482
Reimbursable expenses            5,521    3,794    16,036    13,542
                              --------- -------- --------- ---------
Total revenues                 119,188   86,647   421,851   327,024
                              --------- -------- --------- ---------
Operating expenses:
Project personnel expenses      71,652   48,908   266,794   187,391
Reimbursable expenses            5,521    3,794    16,036    13,542
                              --------- -------- --------- ---------
Total project personnel and
 reimbursable expenses          77,173   52,702   282,830   200,933
Selling and marketing
 expenses                        6,862    3,469    23,746    13,611
General and administrative
 expenses                       32,161   22,215   110,363    84,513
Restructuring and other
 related expenses                  163    1,968     1,685     7,218
Amortization of intangible
 assets                            842      382     3,564     1,104
                              --------- -------- --------- ---------
Total operating expenses       117,201   80,736   422,188   307,379
                              --------- -------- --------- ---------

Income (loss) from operations    1,987    5,911      (337)   19,645

Interest and other income        1,390    1,059     6,111     4,481
                              --------- -------- --------- ---------
Income (loss) from continuing
 operations before income
   taxes, discontinued
    operations and cumulative
   effect of accounting
    change                       3,377    6,970     5,774    24,126
Provision for (benefit from)
 income taxes                    4,063   (2,881)    6,952      (612)
                              --------- -------- --------- ---------
(Loss) income from continuing
 operations before
 discontinued
   operations and cumulative
    effect of accounting
    change                        (686)   9,851    (1,178)   24,738
Income (loss) from
 discontinued operations             -      622      (433)      960
Gain on disposal of
 discontinued operations (net
 of tax)                             -        -     4,834         -
                              --------- -------- --------- ---------

(Loss) income before
 cumulative effect of
 accounting change                (686)  10,473     3,223    25,698
Cumulative effect of
 accounting change                   -        -       154         -
                              --------- -------- --------- ---------

          Net (loss) income      $(686) $10,473    $3,377   $25,698
                              ========= ======== ========= =========

Basic (loss) income per share
 from continuing operations     $(0.01)   $0.08    $(0.01)    $0.20
                              ========= ======== ========= =========
Diluted (loss) income per
 share from continuing
 operations                     $(0.01)   $0.08    $(0.01)    $0.19
                              ========= ======== ========= =========
Basic net (loss) income per
 share                          $(0.01)   $0.08     $0.03     $0.21
                              ========= ======== ========= =========
Diluted net (loss) income per
 share                          $(0.01)   $0.08     $0.03     $0.20
                              ========= ======== ========= =========

Weighted average common
 shares                        123,190  124,917   123,692   124,725
Weighted average dilutive
 common share equivalents            -    3,194         -     4,573
                              --------- -------- --------- ---------
Weighted average common
 shares and dilutive common
 share
   equivalents                 123,190  128,111   123,692   129,298
                              ========= ======== ========= =========


                                                   Three Months Ended
                                                 ---------------------
                                                  September  June 30,
                                                      30,
                                                    2006      2006
                                                   (Updated) (Updated)
                                                 ---------------------
                                                 (In thousands, except
                                                   per share amounts)

Revenues:
Service revenues                                  $107,121    $97,554
Reimbursable expenses                                4,193      3,353
                                                 ---------- ----------
Total revenues                                     111,314    100,907
                                                 ---------- ----------
Operating expenses:
Project personnel expenses                          71,600     65,798
Reimbursable expenses                                4,193      3,353
                                                 ---------- ----------
Total project personnel and reimbursable expenses   75,793     69,151
Selling and marketing expenses                       5,582      4,545
General and administrative expenses                 30,418     24,417
Restructuring and other related expenses               288        430
Amortization of intangible assets                      841        844
                                                 ---------- ----------
Total operating expenses                           112,922     99,387
                                                 ---------- ----------

Income (loss) from operations                       (1,608)     1,520

Interest and other income                            1,188      2,149
                                                 ---------- ----------
Income (loss) from continuing operations before
 income
   taxes, discontinued operations and cumulative
   effect of accounting change                        (420)     3,669
Provision for (benefit from) income taxes             (505)     3,563
                                                 ---------- ----------
(Loss) income from continuing operations before
 discontinued
   operations and cumulative effect of accounting
    change                                              85        106
Income (loss) from discontinued operations               -        (65)
Gain on disposal of discontinued operations (net
 of tax)                                                 -      4,834
                                                 ---------- ----------

(Loss) income before cumulative effect of
 accounting change                                      85      4,875
Cumulative effect of accounting change                   -          -
                                                 ---------- ----------

          Net (loss) income                            $85     $4,875
                                                 ========== ==========

Basic (loss) income per share from continuing
 operations                                          $0.00      $0.00
                                                 ========== ==========
Diluted (loss) income per share from continuing
 operations                                          $0.00      $0.00
                                                 ========== ==========
Basic net (loss) income per share                    $0.00      $0.04
                                                 ========== ==========
Diluted net (loss) income per share                  $0.00      $0.04
                                                 ========== ==========

Weighted average common shares                     123,051    124,373
Weighted average dilutive common share
 equivalents                                         2,181      2,692
                                                 ---------- ----------
Weighted average common shares and dilutive
 common share
   equivalents                                     125,232    127,065
                                                 ========== ==========



Amounts reported as "preliminary" for the second quarter ended June
 30, 2006 and the third quarter ended September 30, 2006 have been updated for known changes.
Also, reclassifications, none of which affected net income, were made to prior period amounts in order to conform to the current period's presentation.


                         Sapient Corporation
      Consolidated Unaudited Condensed Statements of Cash Flows
                             (Preliminary)



                                    Three Months      Twelve Months
                                        Ended              Ended
                                    December 31,       December 31,
                                  ----------------- ------------------
                                     2006     2005      2006     2005
                                  -------- -------- --------- --------
                                             (In thousands)
Cash flows from operating
 activities:
  Net (loss) income                 $(686) $10,473    $3,377  $25,698
  Adjustments to reconcile net
   (loss) income to net cash
   provided by operating
   activities:
   Loss recognized on disposition
    of fixed assets                    44      185       128      235
   Depreciation                     2,885    1,946    10,344    6,398
   Amortization of purchased
    intangible assets                 842      382     3,564    1,104
   Deferred income taxes              392       48     1,350      236
   Income tax benefit from
    release of valuation
    allowance                           -   (4,289)        -   (4,289)
   Provision for (recovery of)
    allowance for doubtful
    accounts, net                     225     (234)    1,774     (733)
   Tax benefits from employee
    stock option plans                  -       62         -       62
   Stock-based compensation
    expense                         3,932      853    11,945    1,770
   Non-cash restructuring costs         -      476         -      476
   Gain on disposal of
    discontinued operations             -        -    (4,834)       -
   Cumulative effect of
    accounting change                   -        -      (154)       -
   Changes in operating assets
    and liabilities, net of
    acquisitions and disposition:
    Restricted cash                   507      (26)     (222)   4,844
    Accounts receivable             6,044    2,551   (14,776)  (8,640)
    Unbilled revenues              (2,668)  12,368   (16,476)    (823)
    Prepaid expenses and other
     current assets                 1,788    1,191       476   (1,625)
    Other assets                      (14)     (44)   (3,172)      34
    Accounts payable               (1,121)     220       122     (724)
    Accrued compensation            3,841    2,083     5,312    7,438
    Accrued restructuring costs      (742)    (204)   (6,027)  (2,569)
    Deferred revenues               1,859    1,566     5,940   (2,118)
    Other accrued liabilities       7,175      680    18,553     (624)
    Other long-term liabilities       136      107       857    1,074
                                  -------- -------- --------- --------

   Net cash provided by operating
    activities                     24,439   30,394    18,081   27,224
                                  -------- -------- --------- --------
Cash flows from investing
 activities:
  Cash paid for acquisitions,
   including transaction costs,
   net of cash received                 -        -   (27,655) (13,334)
  Cash received for sale of
   discontinued operations, net,
   and payment to
   minority stockholders              134        -     5,276        -
  Purchases of property and
   equipment and cost of
   internally developed software   (5,273)  (3,172)  (14,333) (14,473)
  Sales and maturities of
   marketable securities           37,100   14,748   151,511   63,559
  Purchases of marketable
   securities                     (34,294)  (8,657) (116,451) (47,435)
                                  -------- -------- --------- --------

   Net cash (used in) provided by
    investing activities           (2,333)   2,919    (1,652) (11,683)
                                  -------- -------- --------- --------
Cash flows from financing
 activities:
  Principal payments under
   capital lease obligation           (33)       -      (135)       -
  Proceeds from stock option and
   purchase plans                     625    2,052     5,506    7,171
  Repurchases of common stock           -  (14,990)  (18,110) (17,594)
                                  -------- -------- --------- --------

   Net cash provided by (used in)
    financing activities              592  (12,938)  (12,739) (10,423)
                                  -------- -------- --------- --------
Effect of exchange rate changes
 on cash and cash equivalents       1,433   (1,281)    1,447   (1,949)
                                  -------- -------- --------- --------

Increase in cash and cash
 equivalents                       24,131   19,094     5,137    3,169
Cash and cash equivalents, at
 beginning of period               50,954   50,854    69,948   66,779
                                  -------- -------- --------- --------
Cash and cash equivalents, at end
 of period                        $75,085  $69,948   $75,085  $69,948
                                  ======== ======== ========= ========

Supplemental Cash Flow
 Information:
  Non-cash investing
   transactions:
   Issuance of common stock for
    acquisition                        $-       $-    $5,855   $3,310
                                  ======== ======== ========= ========
   Note receivable related to
    sale of HWT                        $-       $-    $1,216       $-
                                  ======== ======== ========= ========


                         Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures (Preliminary)




                              Three Months Ended Twelve Months Ended
                                 December 31,        December 31,
                              ----------------------------------------
                                  2006     2005      2006      2005
                              --------- -------- --------- ---------
                              (In thousands, except per share amounts)

Service revenues              $113,667  $82,853  $405,815  $313,482

GAAP income (loss) from
 operations                      1,987    5,911      (337)   19,645
  Stock-based compensation
   review and restatement
   expenses                      3,663        -     8,058         -
  Stock-based compensation
   expense                       3,932      853    11,945     1,770
  Restructuring and other
   related expenses                163    1,968     1,685     7,218
  Amortization of acquisition
   intangibles                     842      382     3,564     1,104
                              --------- -------- --------- ---------
Non-GAAP income from
 operations                    $10,587   $9,114   $24,915   $29,737
                              ========= ======== ========= =========

GAAP operating margin                2%       7%        0%        6%
  Effect of adjustments
   detailed above                    7%       4%        6%        3%
                              --------- -------- --------- ---------
Non-GAAP operating margin            9%      11%        6%        9%
                              ========= ======== ========= =========

----------------------------- ----------------------------------------

GAAP (loss) income from
 continuing operations before
 discontinued operations
   and cumulative effect of
    accounting change            $(686)  $9,851   $(1,178)  $24,738

  Pre-tax adjustments:
   Operating expenses:
    Stock-based compensation
     review and restatement
     expenses                    3,663        -     8,058         -
    Stock-based compensation
     expense                     3,932      853    11,945     1,770
    Restructuring and other
     related expenses              163    1,968     1,685     7,218
    Amortization of
     acquisition intangibles       842      382     3,564     1,104
                              --------- -------- --------- ---------
Non-GAAP income from
 continuing operations before
 discontinued operations
   and cumulative effect of
    accounting change           $7,914  $13,054   $24,074   $34,830
                              ========= ======== ========= =========

----------------------------- ----------------------------------------

GAAP basic (loss) income per
 share from continuing
 operations                     $(0.01)   $0.08    $(0.01)    $0.20
  Effect of adjustments
   detailed above                 0.07     0.02      0.20      0.08
                              --------- -------- --------- ---------
Non-GAAP basic income per
 share from continuing
 operations                      $0.06    $0.10     $0.19     $0.28
                              ========= ======== ========= =========

GAAP weighted average common
 shares                        123,190  124,917   123,692   124,725
                              ========= ======== ========= =========
Non-GAAP weighted average
 common shares                 123,190  124,917   123,692   124,725
                              ========= ======== ========= =========


GAAP diluted (loss) income
 per share from continuing
 operations                     $(0.01)   $0.08    $(0.01)    $0.19
  Effect of adjustments noted
   above and change in
   dilution noted below           0.07     0.02      0.20      0.08
                              --------- -------- --------- ---------
Non-GAAP diluted income per
 share from continuing
 operations                      $0.06    $0.10     $0.19     $0.27
                              ========= ======== ========= =========

GAAP weighted average common
 shares and dilutive common
 share equivalents             123,190  128,111   123,692   129,298
                              ========= ======== ========= =========
Non-GAAP weighted average
 common shares and dilutive
 common share equivalents      125,999  128,111   125,613   129,298
                              ========= ======== ========= =========

----------------------------- ----------------------------------------




                                                   Three Months Ended
                                                 ---------------------
                                                  September  June 30,
                                                      30,
                                                    2006      2006
                                                   (Updated) (Updated)
                                                 ---------------------
                                                 (In thousands, except
                                                   per share amounts)

Service revenues                                  $107,121    $97,554

GAAP income (loss) from operations                  (1,608)     1,520
 Stock-based compensation review and restatement
  expenses                                           4,395          -
 Stock-based compensation expense                    2,655      2,540
 Restructuring and other related expenses              288        430
 Amortization of acquisition intangibles               841        844
                                                 ---------- ----------
Non-GAAP income from operations                     $6,571     $5,334
                                                 ========== ==========

GAAP operating margin                                   -2%         2%
 Effect of adjustments detailed above                    8%         3%
                                                 ---------- ----------
Non-GAAP operating margin                                6%         5%
                                                 ========== ==========

----------------------------------------------------------- ----------

GAAP (loss) income from continuing operations
 before discontinued operations
  and cumulative effect of accounting change           $85       $106

 Pre-tax adjustments:
  Operating expenses:
   Stock-based compensation review and
    restatement expenses                             4,395          -
   Stock-based compensation expense                  2,655      2,540
   Restructuring and other related expenses            288        430
   Amortization of acquisition intangibles             841        844
                                                 ---------- ----------
Non-GAAP income from continuing operations before
 discontinued operations
  and cumulative effect of accounting change        $8,264     $3,920
                                                 ========== ==========

----------------------------------------------------------- ----------

GAAP basic (loss) income per share from
 continuing operations                               $0.00      $0.00
 Effect of adjustments detailed above                 0.07       0.03
                                                 ---------- ----------
Non-GAAP basic income per share from continuing
 operations                                          $0.07      $0.03
                                                 ========== ==========

GAAP weighted average common shares                123,051    124,373
                                                 ========== ==========
Non-GAAP weighted average common shares            123,051    124,373
                                                 ========== ==========


GAAP diluted (loss) income per share from
 continuing operations                               $0.00      $0.00
 Effect of adjustments noted above and change in
  dilution noted below                                0.07       0.03
                                                 ---------- ----------
Non-GAAP diluted income per share from continuing
 operations                                          $0.07      $0.03
                                                 ========== ==========

GAAP weighted average common shares and dilutive
 common share equivalents                          125,232    127,065
                                                 ========== ==========
Non-GAAP weighted average common shares and
 dilutive common share equivalents                 125,232    127,065
                                                 ========== ==========

----------------------------------------------------------------------


Amounts reported as "preliminary" for the second quarter ended June
 30, 2006 and the third quarter ended September 30, 2006 have been updated for known changes.
Also, reclassifications, none of which affected net income, were made to prior period amounts in order to conform to the current period's presentation.

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